THE SECURITY REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES. THE TRANSFER OF THIS SECURITY IS ALSO SUBJECT TO THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT, DATED AS OF JANUARY 16, 2008, AS AMENDED AND MODIFIED FROM TIME TO TIME, BETWEEN QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC. (THE "COMPANY") AND THE PURCHASER PARTY THERETO. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A CONVERTIBLE NOTE PURCHASE AGREEMENT, DATED AS OF JANUARY 16, 2008, AS AMENDED, BY AND BETWEEN THE COMPANY AND THE INVESTOR REFERRED TO THEREIN (THE "PURCHASE AGREEMENT"), AND THE HOLDER OF THE NOTE, BY ACCEPTANCE OF THIS NOTE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE PURCHASE AGREEMENT.

THIS NOTE AMENDS AND RESTATES THAT CERTAIN CONVERTIBLE PROMISSORY NOTE DATED AUGUST 3, 2009, IN THE ORIGINAL PRINCIPAL AMOUNT OF $7,171,441 (THE "PRIOR NOTE") ISSUED BY THE UNDERSIGNED TO THE ORDER OF WB QT, LLC (THE "HOLDER"). THE PRINCIPAL AMOUNT OF THIS NOTE IS NET OF ANY CONVERSIONS AND PAYMENTS OF PRINCIPAL SINCE THE DATE OF THE ISSUANCE OF THE PRIOR NOTE. IT IS EXPRESSLY INTENDED, UNDERSTOOD AND AGREED THAT THIS NOTE SHALL REPLACE THE PRIOR NOTE AS EVIDENCE OF SUCH INDEBTEDNESS OF THE UNDERSIGNED TO THE HOLDER, AND SUCH INDEBTEDNESS OF THE UNDERSIGNED TO THE HOLDER HERETOFORE REPRESENTED BY THE PRIOR NOTE, AS OF THE DATE HEREOF, SHALL, TO THE EXTENT NOT ALREADY PAID, BE CONSIDERED OUTSTANDING HEREUNDER FROM AND AFTER THE DATE HEREOF AND SHALL NOT BE CONSIDERED PAID (NOR SHALL THE UNDERSIGNED'S OBLIGATION TO PAY THE SAME BE CONSIDERED DISCHARGED OR SATISFIED) AS A RESULT OF THE ISSUANCE OF THIS NOTE.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

FOURTH AMENDED AND RESTATED
CONVERTIBLE PROMISSORY NOTE

April 30, 2010 $4,588,924

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of WB QT, LLC, a Delaware limited liability company (the "Purchaser"), the principal amount of Four Million Five Hundred Eighty Eight Thousand Nine Hundred Twenty Four Dollars ($4,588,924) plus the portion of the Accreted Principal Amount (as defined below) in excess thereof together with interest on the Accreted Principal Amount calculated from the date hereof in accordance with the provisions of this Note. This Note is deemed to be issued pursuant to the Note Purchase Agreement, dated as of January 16, 2008, as amended (the "Purchase Agreement"), between the Company and the Purchaser. The Purchase Agreement contains terms governing the rights of the holder of this Note, and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference, provided that to the extent that the terms and conditions of this Note are different from or in addition to the terms and conditions of the Purchase Agreement, the Purchase Agreement shall be deemed amended hereby to conform to the terms and conditions of this Note. Unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement.

ARTICLE I. PAYMENT OF INTEREST; CONTINGENT INTEREST

Interest shall accrue on the Accreted Principal Amount (in each case computed on the basis of a 365/366-day year and the actual number of days elapsed in any year) at an annual rate equal to 11.50% (or, from and after any extension of the maturity date of this Note under Section 2.1 below, 9.5%) per annum or (if less) at the highest rate then permitted under applicable law, all of which shall be payable by adding such interest to the Accreted Principal Amount on each Interest Payment Date (as defined below), and on the final maturity hereof (the "PIK Amounts"). At any time, the outstanding principal amount of this Note, including all PIK Amounts and Default PIK Amounts (as defined below) added thereto through such time, is referred to in this Note as the "Accreted Principal Amount." All accrued interest (including PIK Amounts, Default PIK Amounts and interest on the Accreted Principal Amount) shall be added to the Accreted Principal Amount on the first day of each July and January (each, an "Interest Payment Date") and on the final maturity date of this Note. Any Accreted Principal Amount (including PIK Amounts and Default PIK Amounts) which for any reason has not theretofore been paid shall increase the principal of the Note and be paid in full on the date on which the final principal payment on this Note is made (the "Default PIK Amounts"); provided, however, that any such reason shall not affect or waive any Event of Default that arises due to the failure to make such payment in cash. Interest shall accrue on any principal payment due under this Note (including as to accrued interest added to the principal) until such time as payment therefor is actually delivered to the holder of this Note; provided further, that the Company has the option to elect by written notice to Lender at least five (5) business days prior to each Interest Payment Date to pay a total of 6.5% of the PIK Amounts in cash.

ARTICLE II. PAYMENT OF PRINCIPAL ON NOTE

Section 2.1 Scheduled Payment.

The Company shall pay the Accreted Principal Amount or, if less, the outstanding principal amount of this Note to the holder of this Note on March 31, 2011, together with all accrued and unpaid interest on the principal amount being repaid. At the election of the Purchaser in its sole discretion and upon written notice to the Company no later than August 15, 2010, such maturity date shall be extended until August 31, 2013 (either such date, the "Maturity Date").

Section 2.2 Conversion.

Notwithstanding any provision contained in this Article 2, the holder of this Note may convert all or any portion of the outstanding principal amount of this Note into shares of common stock, $.001 par value per share, of the Company (the "Common Shares") in accordance with Article 6 until such time as such principal amount has been paid.

ARTICLE III.

[Reserved].

ARTICLE IV.

[Reserved].

ARTICLE V. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

Section 5.1 Event of Default.

An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of principal on the Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or fails to deliver the Common Shares to the Purchaser in the manner and at the times set forth in Article 6 hereof, and such failure to pay is not cured within three (3) business days after the occurrence thereof; or

(b) the Company defaults in the payment of any interest on the Note for more than five (5) business days after the same becomes due and payable; or

(c) the Company defaults with respect to Section 6.1 of the Purchase Agreement; or

(d) the Company defaults in the performance of, or compliance with, any other term contained in the Purchase Agreement or the Note (other than those referred to in Section 5.1(a), (b) or (c) above) and the default is not remedied within thirty (30) days after the earlier of (i) the Chief Executive Officer or the Chief Financial Officer obtaining actual knowledge of the default and (ii) the Company receiving written notice of the default from the holder of this Note (any such written notice to be identified as a "notice of default" and to refer specifically to this Section 5.1(d)); or

(e) any representation or warranty made by the Company in Article IV of the Purchase Agreement proves to have been false in any material respect on the Closing Date; or

(f) the Company (i) is generally not paying, or admits in writing its inability to pay its debts as they become due (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property or (v) is adjudicated as insolvent or to be liquidated; or

(g) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within thirty (30) days; or

(h) an Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing and shall not have been waived by the requisite holders of Indebtedness under the Credit Agreement or cured.

Section 5.2 Acceleration.

(a) If an Event of Default with respect to the Company described in subsection (f) of Section 5.1 has occurred, the Note shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the holder of the Note may at any time at his, her or its option, by notice to the Company, declare the Note to be immediately due and payable.

(c) Upon the Note becoming due and payable under this Section 5.2, whether automatically or by declaration, the Note will forthwith mature and the entire unpaid principal amount of the Note, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

Section 5.3 Other Remedies.

Subject to Section 5.6, if any Event of Default has occurred and is continuing, and irrespective of whether the Note has become or has been declared immediately due and payable under Section 5.1, the holder of the Note may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 5.4 No Waivers or Election of Remedies; Expenses.

No course of dealing and no delay on the part of the holder of the Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. The Company shall pay the principal and interest of the Note without any deduction for any setoff or counterclaim. No right, power or remedy conferred by the Purchase Agreement or by the Note upon the holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The Company will pay to the holder of the Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Article 5, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

Section 5.5 Waiver of Demand.

The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

Section 5.6 Impact of Event of Default on Holder's Conversion Rights. The holder of this Note expressly acknowledges that the Company has no obligation to settle all or any portion of the asserted or appraised value of the holder's conversion rights under the Note with cash, property, or other assets whether or not an Event of Default has occurred, including Events of Default that continue to exist; and further acknowledges that if said holder exercises its conversion rights, the issuance of unregistered shares of the Company's common stock to the holder, regardless of the nature of and/or characteristics of the common stock issued to the holder will be considered to have fully settled the conversion rights exercised.

ARTICLE VI. CONVERSION

Section 6.1 Conversion Procedure.

(a) At any time prior to the payment of this Note in full, the holder of this Note may convert all or any portion of the outstanding principal and/or accrued interest amount of this Note (including any Accreted Principal Amount, PIK Amounts and Default PIK Amounts) into a number of Common Shares (excluding any fractional share) determined by dividing the principal and/or Accreted Principal Amount (including PIK Amounts and Default PIK Amounts) designated by such holder to be converted, by the Conversion Price (as specified in Section 6.2 below) then in effect.

For the avoidance of doubt, the holder of this Note shall be entitled to receive, upon conversion of this Note, Common Shares equal to the sum of (x) the principal amount being converted (including any PIK Amounts and Default PIK Amounts) divided by the Conversion Price then in effect (as adjusted for any stock dividends, stock splits or Organic Change described in Section 6.5 below).

(b) Except as otherwise expressly provided herein, each conversion of this Note shall be deemed to have been effected as follows: (i) if the holder provides the Company written notice of the conversion prior to 12:01 pm EST, then the conversion shall be effective on the day on which the notice was received by the Company or (ii) if the holder provides the Company written notice of the conversion after 12:01 pm EST, then the conversion shall be effective on the first business day following the day on which the notice was received by the Company (such date, the "Conversion Date"). At such time as such conversion has been effected, the rights of the holder of this Note to the extent of the conversion shall cease, and the Person or Persons in whose name or names any certificate or certificates for Common Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby.

(c) Notwithstanding anything herein to the contrary, the Company may not issue, upon conversion of this Note, a number of Common Shares which, when aggregated with any Common Shares issued to the Purchaser on or after the date hereof and prior to such Conversion Date in connection with (i) any notes issued by the Company pursuant to the Credit Agreement, (ii) that certain Second Amended and Restated Convertible Promissory Note dated April 30, 2010, in the principal amount of $5,558,684, or (iii) that certain Second Amended and Restated Convertible Promissory Note dated April 30, 2010, in the principal amount of $1,919,818, would exceed 19.99% of the Company's issued and outstanding Common Shares as of the date of issuance of such Common Shares (such number of shares, the "Issuable Maximum"), if such issuance would be in violation of applicable Nasdaq Marketplace Rules (or any other exchange on which the Common Shares are then listed).

(d) As soon as possible after a conversion has been effected (but in any event within five (5) business days of the Conversion Date), the Company shall deliver to the converting holder:
        a certificate or certificates representing the number of Common Shares (excluding any fractional share) issuable by reason of such conversion (including any Accreted Principal Amount, PIK Amounts and Default PIK Amounts) in such name or names and such denomination or denominations as the converting holder has specified;
        such number of Common Shares as shall be determined by dividing (x) the Accreted Principal Amount (plus any PIK Amount and Default PIK Amounts) with respect to the principal amount converted, plus the amount payable under subsection (e) below, by (y) the Conversion Price; and
        if requested by the holder in the notice of conversion, a new Note representing any portion of the principal amount which was represented by the Note surrendered to the Company in connection with such conversion but which was not converted or which could not be converted because it would have required the issuance of a fractional share of Common Shares;

provided, however, that for purposes of this Section 6.1(d), the Company shall only be entitled to deliver Common Shares to the converting holder if such Common Shares would not be in excess of the Issuable Maximum or otherwise cause the converting holder to exceed the Beneficial Ownership Limitation.

(e) If any fractional share of Common Shares would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall in the event the conversion is being consummated in connection with repayment in full of the Note, pay in cash an amount equal to the Market Price of such fractional share as of the date of such conversion.

(f) The issuance of certificates for Common Shares upon conversion of this Note shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Common Shares. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to insure that the Common Shares issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(g) The Company shall not close its books against the transfer of Common Shares issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note.

(h) The Company shall not effect any conversion of this Note, and the holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the holder (together with such holder's affiliates, and any other person or entity acting as a group together with the holder or any of its affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the holder or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 6.1(h), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6.1(h) applies, the determination of whether this Note is convertible (in relation to other securities owned by the holder together with any affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the holder, and the submission of a Notice of Conversion shall be deemed to be the holder's determination of whether this Note may be converted (in relation to other securities owned by the holder together with its affiliates) and which principal amount of this Note is convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, the holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any "group" status as contemplated above shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. For purposes of this Section 6.1(h), in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the holder, the Company shall within two Trading Days confirm orally and in writing to the holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the holder. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Section 6.2 Conversion Price.

The initial Conversion Price shall be equal to $0.71. To address dilution of the conversion rights granted under the Notes, the Conversion Price shall be subject to adjustment from time to time pursuant to Sections 6.3, 6.4 and 6.5.

Section 6.3 [Reserved].

Section 6.4 Subdivision or Combination of Common Stock.

If the Company at any time subdivides (by any share split, share dividend or otherwise) one or more classes of its outstanding Common Shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse share split or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

Section 6.5 Reorganization, Reclassification, Consolidation, Merger or Sale.

Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a manner that holders of Common Shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Shares is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company shall make lawful and adequate provision (in form and substance satisfactory to the holder of the Note) to insure that the holder of the Note shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) Common Shares immediately theretofore acquirable and receivable upon the conversion of the holder's Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Common Shares immediately theretofore acquirable and receivable upon conversion of the holder's Note had such Organic Change not taken place. In any such case, appropriate provision (in form and substance satisfactory to the holder of the Note) shall be made with respect to the holder's rights and interests to insure that the provisions of this Article 6 shall thereafter be applicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of the Note. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the holder gives it written consent thereto and the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holder of the Note), the obligation to deliver to each the holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

Section 6.6 Notices.

(a) Immediately upon any adjustment of the Conversion Price, the Company shall send written notice thereof to the holder of this Note, setting forth in reasonable detail and certifying the calculation of such adjustment.

(b) The Company shall send written notice to the holder of this Note at least twenty (20) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Shares, (ii) with respect to any pro rata subscription offer to holders of Common Shares or (iii) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(c) The Company shall also give at least twenty (20) days prior written notice to the holder of this Note of the date on which any Organic Change, dissolution or liquidation shall take place.

ARTICLE VII. AMENDMENT AND WAIVER

The provisions of the Note may be amended with the holder's consent and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, in the manner provided in the Purchase Agreement.

ARTICLE VIII. CANCELLATION

After all principal and accrued interest at any time owed on this Note has been paid in full or this Note has been converted in full to Common Shares or other property, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

ARTICLE IX. PAYMENTS

This Note is payable without relief from valuation or appraisement laws. All payments to be made to the holder of the Note shall be made in (i) the lawful money of the United States of America in immediately available funds or (ii) upon conversion by holder, Common Shares; provided, that with respect to any Common Shares issuable hereunder, such Common Shares must be registered with the Commission and applicable state securities authorities, or be exempt from such federal and state registration requirements; and provided further, that the Company shall not have the right to pre-pay outstanding principal of the Note without the consent of the holder of the Note.

ARTICLE X. PLACE OF PAYMENT

Payments of principal and interest shall be delivered to the Purchaser in care of Whitebox Advisors, LLC (attention: Jonathan Wood, Chief Financial Officer) at the following address: 3033 Excelsior Boulevard, Suite 300, Minneapolis, Minnesota 55416 or to such other address or to the attention of such other person as specified by prior written notice to the Company.

ARTICLE XI. GOVERNING LAW

(a) THIS NOTE AND ALL ISSUES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MINNESOTA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE AUTHORIZATION AND ISSUANCE OF THE COMPANY'S COMMON SHARES ARE GOVERNED BY DELAWARE LAW.

(b) The parties agree that the federal and state courts in Minneapolis, Minnesota shall have exclusive personal jurisdiction (and are deemed to be a convenient forum for each party) as to resolution of any dispute; except that either party may enforce an order issued by any such court in other jurisdictions.

(c) EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER INCLUDING ANY DISPUTE BETWEEN THE HOLDER HEREOF AND THE HOLDER OF ANY SENIOR INDEBTEDNESS.

IN WITNESS WHEREOF, the Company has executed and delivered this Note on this 30th day of April, 2010.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By: \s\ Kenneth R. Lombardo

Name: Kenneth R. Lombardo

Title: Vice President